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                                                                    EXHIBIT 23.2

                         CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts" and to the use of our report dated May 10, 1999, except for Note O as to which the date is July 9, 1999, with respect to the consolidated financial statements of Aseco Corporation included in Amendment No. 1 to the Registration Statement (Form S-1 No. 333-40602) and related Prospectus of Micro Component Technology, Inc. for the registration of 3,450,000 shares of its common stock.



                                                              ERNST & YOUNG LLP

Boston, Massachusetts
July 19, 2000